EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 15, 1998 except Note 12, which is as of September 11, 1998 and the last paragraph of Note 7, which is as of February 12, 1999 relating to the financial statements of IDX International, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP

McLean, Virginia


May 25, 1999